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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of U.S. HomeCare Corporation on Form S-2 of our report dated March 27, 1997, appearing in the Annual Report on Form 10-K of U.S. HomeCare Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Hartford, Connecticut

April 29, 1997